Exhibit 16.1



November 27, 2007



Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Comtex News Network, Inc.'s statements included under Item 4.01 of its Form 8-K filed on November 27, 2007, and we agree with such statements concerning our firm.


/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP